UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MEDICINOVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 7, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MediciNova, Inc., our first annual meeting since the closing of our initial public offering in February 2005. The meeting will be held on Tuesday, July 19, 2005, at 10:00 a.m. Pacific Standard Time at the Hyatt Regency La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, California 92122.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT IT IS RECEIVED BY 5:00 P.M., PACIFIC STANDARD TIME, ON JULY 11, 2005 OR ATTEND THE ANNUAL MEETING IN PERSON. A copy of our 2004 Annual Report on Form 10-K is also enclosed. Your vote is important, so please return your proxy promptly.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Takashi Kiyoizumi, M.D., Ph.D. President, CEO and Board Member

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 19, 2005

To the Stockholders of MediciNova, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MediciNova, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, July 19, 2005, at 10:00 a.m. Pacific Standard Time, at the Hyatt Regency La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, California 92122 for the following purposes:

1. To elect Class I directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record as of the close of business on May 20, 2005 (Japanese Standard Time) are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s office, 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, for ten days before the meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting, we hope that you will mark, sign, date and return the enclosed proxy so that it is received by 5:00 p.m. Pacific Standard Time, on July 11, 2005. This will not limit your right to attend or vote at the meeting.

Sincerely,

Takashi Kiyoizumi, M.D., Ph.D.

President, CEO and Board Member

San Diego, California

June 7, 2005

MEDICINOVA, INC.

4350 LA JOLLA VILLAGE DRIVE, SUITE 950

SAN DIEGO, CALIFORNIA 92122

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of MediciNova, Inc., a Delaware corporation (hereinafter the “Company,” “we” or “us”), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, California 92122 at 10:00 a.m., Pacific Standard Time, on Tuesday, July 19, 2005 (the “Annual Meeting”) and at any adjournment or postponement thereof.

Who Can Vote

Stockholders of record at the close of business on May 20, 2005, Japanese Standard Time, (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had 98,855,856 shares of common stock, $0.001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you must mark, date, sign and mail the enclosed proxy. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the two nominees for Class I director listed in this Proxy Statement and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;
•	by submitting written notice of revocation to the Company prior to July 11, 2005; or
•	by submitting another proxy of a later date that is properly executed.

Required Vote

Directors are elected by a plurality vote. The two nominees for Class I director who receive the most votes cast in their favor will be elected to serve as directors. The other proposal submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about June 29, 2005.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it so that it is received by 5:00 p.m., Pacific Standard Time, on July 11, 2005 so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board, as now authorized, consists of five members divided into three classes. The Class I members of the Board are scheduled for election at the Annual Meeting. The current Class I directors are Takashi Kiyoizumi and Hideki Nagao, the current Class II directors are Daniel Vapnek and Yuichi Iwaki and the current Class III director is John K.A. Prendergast. The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board has designated, the two nominees listed below, both of whom are incumbent directors, to be elected as Class I directors at the Annual Meeting. If elected at the Annual Meeting, each Class I director will hold office until the Annual Meeting of Stockholders in 2008 or until their successors have been duly elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the Board, taking into account a recommendation by the Nominating and Corporate Governance Committee, if any, to fill the vacancy.

Biographical information concerning each of the director nominees is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Takashi Kiyoizumi, M.D., Ph.D.	2000	48

Takashi Kiyoizumi originally co-founded MediciNova with Dr. Iwaki and has served as our President and Chief Executive Officer and as a member of our board of directors since our inception in September 2000. From March 2000 to December 2001, Dr. Kiyoizumi served as President and Chief Executive Officer of Tanabe Research Laboratories U.S.A., Inc. From 1994 to 2000, Dr. Kiyoizumi was employed by Interneuron Pharmaceuticals, Inc., where he was most recently the Senior Vice President of Business Development and Strategic Planning. From 1991 to 1994, Dr. Kiyoizumi was employed by ImmuLogic Pharmaceutical Corporation as a Manager of Business Development and Marketing. From 1981 until the beginning of his tenure in the biopharmaceutical industry, Dr. Kiyoizumi was an academic physician and a board-certified plastic and reconstructive surgeon. Dr. Kiyoizumi earned his M.D. and Ph.D. degrees from the Keio University School of Medicine in Tokyo, where he was an Assistant Professor of Plastic and Reconstructive Surgery. He is a visiting professor at Nihon University Graduate School of Business. He holds a Master of Science in Management from the Sloan School of Management at Massachusetts Institute of Technology.

Hideki Nagao	2004	48	Hideki Nagao has served as a director of MediciNova since September 2004. Since 1980, he has been employed by the Development Bank of Japan. Mr. Nagao is currently Director General, Department for Technology and Growth Business at the Development Bank of Japan. He graduated from the Faculty of Law of Tokyo University.

The Board recommends a vote “FOR” election as director each of the Class I nominees set forth above.

Biographical information concerning the Class II directors as of the Annual Meeting, who will serve until the 2006 Annual Meeting of the Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Yuichi Iwaki, M.D., Ph.D.	2000	55	Yuichi Iwaki originally co-founded MediciNova with Dr. Kiyoizumi and has served as the chairman of our board of directors since our inception in September 2000. Dr. Iwaki holds three professorships at the University of Southern California School of Medicine in the Departments of Urology, Surgery and Pathology and has been Director of the Transplantation Immunology and Immunogenetic Laboratory since 1992. He is also a visiting professor at the Nihon University School of Medicine, Kyushu University, Tokyo Women’s Medical School in Japan, and the University of California, Irvine School of Medicine. Prior to joining the faculty at the University of Southern California School of Medicine, Dr. Iwaki held professorships at the University of Pittsburgh School of Medicine in the departments of Surgery and Pathology from 1989 through 1991. He received both his M.D. and Ph.D. degrees from Sapporo Medical School in Sapporo, Japan. Dr. Iwaki is the author of 200 peer-reviewed publications and more than 40 book chapters. He has been advising pharmaceutical companies and venture capital funds regarding research and investment strategies for over 20 years and is a board member of several biotechnology companies, including Avigen, Inc, a Nasdaq listed biotechnology company.

Daniel Vapnek, Ph.D.	2004	66	Daniel Vapnek has served as a director of MediciNova since September 2004. Dr. Vapnek is currently an adjunct professor at the University of California, Santa Barbara. From 1981 through 1999, Dr. Vapnek held various senior research positions at Amgen Inc., a biopharmaceutical company, including Senior Vice President, Research from 1988 to 1996 and Senior Consultant from 1996 to 1999. From February 1994 to May 2001, Dr. Vapnek was a member of the board of directors of Ciphergen, a Nasdaq listed biotechnology company. From October 2000 to November 2004, Dr. Vapnek served on the board of directors of Protein Pathways, a privately held biotechnology company, and served as chairman of the board and CEO from January 2002 to November 2004. Since March 2001, Dr. Vapnek has served on the board of directors of BioArray Solutions, Inc., a privately held molecular diagnostics company which Dr. Vapnek co-founded in 1996. Since February 2002, he has served on the board of directors of Avigen, Inc. and is a member of Avigen’s governance and compensation committees. Dr. Vapnek received a Ph.D. in Microbiology and a B.S. in Zoology from the University of Miami.

Biographical information concerning the Class III director as of the Annual Meeting, who will serve until the 2007 Annual Meeting of Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
John K.A. Prendergast, Ph.D.	2004	51

John K.A. Prendergast has served as a director of MediciNova since September 2004. Since 1993, he has served as President of SummerCloud Bay Inc., an independent consulting firm providing services to the biotechnology industry. Dr. Prendergast is a co-founder and director of Avigen, Inc., a Nasdaq listed company, where currently he is chairman of the audit, governance and compensation committees. Dr. Prendergast is a co-founder and currently chairman of the board of directors of Palatin Technologies, Inc., whose shares trade on the American Stock Exchange, and AVAX Technologies, Inc., an over-the-counter traded company, and is currently serving as the executive chairman of the board of directors of Antyra, Inc., a privately held biopharmaceutical company. Dr. Prendergast received B.Sc., M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

Board Meetings and Committees

The Board held three meetings during the year ended December 31, 2004. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve. In addition, the Board encourages each of the directors to attend the annual meetings of the stockholders and this will be the first annual meeting since the Company’s initial public offering.

Independent Directors and Audit Committee

The Board believes that a majority of the Board members should be independent directors. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The Board has determined that each of Messrs. Vapnek, Prendergast and Nagao are independent directors as defined by the listing standards of the Nasdaq Marketplace Rules (the “Nasdaq Rules”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The members of the Audit Committee each meet the independence standards established by the SEC for audit committees. Although each member of the Audit Committee has been selected by the Board based on its determination that the Audit Committee members are fully qualified to monitor the performance of management, the public disclosures by the Company of its financial condition and results of operations, its internal controls over financial reporting and the performance of its independent auditors, as well as to analyze and evaluate its financial statements, the Board has determined that none of the members of the Audit Committee meets all of the criteria set forth in the SEC rules to qualify as an “audit committee financial expert.” The Board has determined that it is appropriate for the Audit Committee not to have an “audit committee financial expert” at this time because the Company’s financial statements are not overly complex, given the current stage of its development, and because the Company does not currently have any meaningful revenue.

Board Committees and Charters

The Board has three standing committees which were formed in September 2004 in anticipation of our initial public offering: the Audit Committee, the Compensation Committee and the Nominating and Corporate

Governance Committee. The Board appoints the members and chairpersons of these committees. Each member of these committees is an independent director in accordance with the Nasdaq Rules and the rules and regulations of the SEC. Each committee has a written charter approved by the Board. Copies of the Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are attached to this Proxy Statement as Appendix A, Appendix B and Appendix C, respectively, and are also available on the Company’s website at www.medicinova.com. The members of each committee, the number of meetings held during the last fiscal year, and the functions of each committee are set forth below:

Audit Committee

Members:	Dr. Prendergast (Chairman) Dr. Vapnek Mr. Nagao

Number of Meetings:	One

Functions:	The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent registered public accounting firm and reviewing its reports regarding the Company’s accounting practices and systems of internal accounting controls. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and for ensuring that such firm is independent of management.

Compensation Committee

Members:	Dr. Prendergast (Chairman) Dr. Vapnek Mr. Nagao

Number of Meetings:	One

Functions:	The Compensation Committee determines the Company’s general compensation policies and practices. The Compensation Committee reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the Board. The Compensation Committee also reviews and determines equity-based compensation for the Company’s directors, officers, employees and consultants and administers the Company’s stock option plans.

Nominating and Corporate Governance Committee

Members:*	Dr. Prendergast (Chairman) Dr. Vapnek Mr. Nagao

Number of Meetings:	None

Functions:	The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing the Company’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

*	Because the term of Mr. Nagao, who serves on the Nominating and Corporate Governance Committee, expires as of the 2005 Annual Meeting, the Board of Directors determined that it was advisable and in the best interest of the stockholders of the Company for Mr. Nagao to excuse himself from the Committee for purposes of recommending qualified candidates for nomination and election in the 2005 Annual Meeting. Both Drs. Vapnek and Prendergast qualify as independent directors under the Nasdaq Rules.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for a majority of the members of the Board to meet the definition of “independent director” under the Nasdaq Rules. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. Once a slate of candidates is chosen by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to recommend the slate to the stockholders.

In addition, the Company’s bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Company and otherwise comply with the provisions of the Company’s bylaws. Information required by the Company’s bylaws to be in the notice include: the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The recommendation should be sent to: MediciNova, Inc., Nominating and Corporate Governance Committee, 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. You can obtain a copy of the Company’s bylaws by writing to the Company at this address.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Takashi Kiyoizumi, President, CEO and Board member, MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Dr. Kiyoizumi will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Director Compensation

Prior to 2004, the Company had not paid its directors for their services as directors. During September 2004, each of Messrs. Prendergast and Vapnek received compensation in the amount of $20,000 for service as a director. None of the Company’s other directors have received compensation for their services as directors. Mr. Nagao is prohibited by his employment arrangements with the Development Bank of Japan from receiving any compensation for his services as a member of the Board.

Subsequent to the completion of the Company’s initial public offering (the “IPO”) in February 2005, the Company will pay its non-employee board members, other than Mr. Nagao, the following fees related to their service on the Board, assuming that they attend at least 80% of the meetings of the Board or the committees on which they are members:

•	an initial fee of $20,000 upon first becoming a member of the Board; and

•	an annual retainer of $20,000.

In the event that a board member attends less than 80% of such meetings, the board member would receive 25% of the cash compensation he or she would otherwise receive.

In addition, the Company’s non-employee, non-consultant directors, other than Mr. Nagao, will receive nondiscretionary, automatic grants of nonstatutory stock options. A non-employee director will be granted automatically an initial option to purchase 10,000 shares upon first becoming a member of the Board. The initial option would be fully vested at the time of grant. Immediately after each of the Company’s regularly scheduled annual meetings of stockholders, each non-employee director, other than Mr. Nagao, will be granted automatically a nonstatutory option to purchase 10,000 shares of the Company’s Common Stock, provided the director has served on the Board for at least six months. Each annual option will vest and become fully exercisable on the date which is six months after the date of the grant. The options granted to non-employee directors will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and will become fully vested if the Company is subject to a change of control.

The Company reimburses its directors for reasonable expenses in connection with attendance at Board and committee meetings.

Compensation Committee Interlocks and Insider Participation

Messrs. Prendergast, Vapnek and Nagao have served as members of the Compensation Committee since the IPO. It is expected that Mr. Nagao will continue to serve as a member of the Compensation Committee following his re-election as a director. None of the members of the Compensation Committee at any time has been one of our officers or employees. No interlocking relationship exists, or has existed in the past, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board has selected the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Although stockholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise, the Company is submitting the selection of Ernst & Young to its stockholders for ratification to permit stockholders to participate in this important corporate decision. A representative of Ernst & Young is expected to be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

Principal Accountant Fees and Services

The following table presents fees for professional audit services paid by the Company for professional services rendered by Ernst & Young for the fiscal years ended December 31, 2004 and 2003.

	Fiscal Year Ended December 31,
	2004	2003
Audit Fees (1)	$80,267	$13,000
Audit-Related Fees (2)	328,694	—
Tax Fees (3)	3,850	—
All Other Fees (4)	—	—

Total	$412,811	$13,000

(1)	Audit Fees were for professional services rendered for the audit of the Company’s financial statements and services normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees in fiscal 2004 consisted of fees paid for services rendered in connection with the IPO, quarterly reviews and financial reporting standard guidance.
(3)	Tax Fees were for professional services for federal, state and international tax compliance.
(4)	All Other Fees were for services other than the services reported above.

Determination of Independence

The Audit Committee has determined that the fees received by Ernst & Young for the non-audit related services listed above are compatible with maintaining the independence of Ernst & Young.

Pre-Approval Policy and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal accountants be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any service that such firm would be prohibited from providing under applicable securities laws or Nasdaq requirements. In assessing whether to approve use of the independent registered public accounting firm for permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of such firm. The Audit Committee will approve permitted non-audit services by the independent registered public accounting firm only when it will be more effective or economical to have such services provided by such firm. During the fiscal year ended December 31, 2004, all audit and non-audit services performed by the Company’s independent registered public accounting firm were approved in advance by the Audit Committee or the Board.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered public accounting firm but will not be required to select a different independent registered public accounting firm for the Company.

The Board recommends a vote “FOR” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 1, 2005 as to shares of Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table,” and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. The percentage of Common Stock beneficially owned is based on 98,855,856 shares outstanding as of May 1, 2005. In addition, shares issuable pursuant to options and warrants which may be exercised within 60 days of May 1, 2005 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Tanabe Holding America, Inc. (2)	10,000,000	10.12%
Essex Woodlands Health Ventures Fund VI, L.P. (3)	11,703,704	11.84%
Entities Affiliated with JAFCO Co., Ltd. (4)	7,000,000	7.08%
Entities Affiliated with Aqua RIMCO Ltd. (5)	5,855,556	5.92%
Directors and Executive Officers:
Takashi Kiyoizumi, M.D., Ph.D. (6)	6,678,286	6.34%
Yuichi Iwaki, M.D., Ph.D. (7)	6,678,286	6.34%
John K.A. Prendergast, Ph.D. (8)	10,000	*
Daniel Vapnek, Ph.D. (9)	10,000	*
Hideki Nagao	0	*
Brian Anderson (10)	200,000	*
Richard E. Gammans, Ph.D. (11)	160,000	*
Kenneth W. Locke, Ph.D. (12)	300,000	*
Mark Lotz (13)	120,000	*
Joji Suzuki, M.D., Ph.D. (14)	130,000	*
All directors and executive officers as a group (10 persons) (15)	14,286,572	12.68%

*	Amount represents less than 1% of the outstanding shares of the Company’s common stock.
(1)	Unless otherwise noted, the address of each beneficial owner listed in the table is c/o MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. Except as indicated by footnote, and subject to community property laws where applicable, the beneficial owner has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	The principal business address for Tanabe Holding America, Inc. is 401 Hackensack Avenue, 10th Floor, Hackensack, New Jersey 07601. We have been advised by Tanabe Holding America, Inc. that Messrs. Norihito Ujino and Masashi Kubo, Chief Executive Officer and Chief Financial Officer, respectively, of Tanabe Holding America, Inc., have voting and investment power over shares held by Tanabe Holding America, Inc.; however, prior to voting or investing our shares, the approval of the board of directors of Tanabe Seiyaku Co., Ltd. (Tanabe Holding America, Inc.’s Japanese parent) must be obtained.
(3)	The principal business address for Essex Woodlands Health Ventures Fund VI, L.P. is 435 Tasso Street, Suite 305, Palo Alto, California 94301. We have been advised by Essex Woodlands Health Ventures, general partner of Essex Woodlands Health Ventures Fund VI, L.P., that up to 12 persons who are partners of Essex Woodlands Health Ventures have voting and investment power over shares held by Essex Woodlands Health Ventures Fund VI, L.P. At least a majority of those voting is required for an investment decision, and, in practice, the decisions are almost always made pursuant to a unanimous vote.
(4)	Represents 4,200,000 shares held by JAFCO G-(9)(A) Venture Capital Investment Limited Partnership and 2,800,000 shares held by JAFCO G-(9)(B) Venture Capital Investment Limited Partnership, each such entity a subsidiary of JAFCO Co., Ltd. The principal business address for JAFCO Co., Ltd. is Tekko Building, 1-8-2 Marunouchi, Chiyoda-ku, Tokyo 100-0005, Japan. We have been advised by JAFCO Co., Ltd. that Messrs. Tomio Kezuka, Executive Vice President and Chief Operating Officer, and Toshiaki Itoh, President and Chief Executive Officer, of JAFCO Co., Ltd., have voting and investment power over shares held by JAFCO G-(9)(A) Venture Capital Investment Limited Partnership and JAFCO G-(9)(B) Venture Capital Investment Limited Partnership; however, prior to voting or investing our shares, the approval of JAFCO Co., Ltd.’s investment committee must be obtained.

(5)	Represents 300,000 shares held by Aqua RIMCO Biotechnology No. 1 Investment Partnership, 5,246,914 shares held by Aqua RIMCO Biotechnology No. 2 Investment Partnership and 308,642 shares held by ABP No. 2 Investment Partnership. Aqua RIMCO Ltd. is a general partner of each of these three entities. The principal business address for Aqua RIMCO Ltd. is Kawate Building, 1-5-8 Nishi Shimbashi, Minato-ku, Tokyo 105-0003, Japan. We have been advised by Aqua RIMCO Ltd., general partner of Aqua RIMCO Biotechnology No. 1 Investment Partnership, Aqua RIMCO Biotechnology No. 2 Investment Partnership and ABP No. 2 Investment Partnership, that Mr. Yoshihiko Takamiya, President of Aqua RIMCO Ltd., has voting and investment power over shares held by the above-referenced Aqua RIMCO Ltd. affiliates; however, prior to voting or investing our shares, the approval of Aqua RIMCO Ltd.’s investment committee must be obtained.
(6)	Represents 250,000 shares held by Takashi Kiyoizumi and 6,428,286 shares subject to a warrant held by Dr. Kiyoizumi that currently is exercisable.
(7)	Represents 250,000 shares held by Yuichi Iwaki and 6,428,286 shares subject to a warrant held by Dr. Iwaki that currently is exercisable.
(8)	Represents 10,000 shares subject to an option held by John K. A. Prendergast that currently is exercisable.
(9)	Represents 10,000 shares subject to an option held by Daniel Vapnek that currently is exercisable.
(10)	Represents 200,000 shares subject to an option held by Brian Anderson that currently is exercisable.
(11)	Represents 160,000 shares subject to an option held by Richard E. Gammans that currently is exercisable.
(12)	Represents 300,000 shares subject to options held by Kenneth W. Locke that currently are exercisable.
(13)	Represents 120,000 shares subject to options held by Mark Lotz that currently are exercisable. Mark Lotz’s employment with the Company was terminated effective May 2, 2005.
(14)	Represents 130,000 shares subject to options held by Joji Suzuki that currently are exercisable.
(15)	Represents (i) 250,000 shares held of record by Takashi Kiyoizumi, (ii) 6,428,286 shares subject to a warrant held by Dr. Kiyoizumi that currently is exercisable, (iii) 250,000 shares held of record by Yuichi Iwaki, (iv) 6,428,286 shares subject to a warrant held by Dr. Iwaki that currently is exercisable, (v) 10,000 shares subject to an option held by John K. A. Prendergast that currently is exercisable, (vi) 10,000 shares subject to an option held by Daniel Vapnek that currently is exercisable, (vii) 200,000 shares subject to an option held by Brian Anderson that currently is exercisable, (viii) 160,000 shares subject to an option held by Richard Gammans that currently is exercisable, (ix) 300,000 shares subject to options held by Kenneth Locke that currently are exercisable, (x) 120,000 shares subject to options held by Mark Lotz that currently are exercisable and (xi) 130,000 shares subject to options held by Joji Suzuki that currently are exercisable.

EXECUTIVE OFFICERS

The following is a brief description of the present and past business experience of each of our executive officers who is not also currently serving as a director or being nominated to serve as a director.

Name	Position	Age	Principal Business Experience
Brian Anderson	Chief Business Officer	58	Brian Anderson served as our Executive Vice President, Corporate Development from April 2004, when he joined MediciNova, to May 2005, when he was promoted to Chief Business Officer. Prior to his employment with us, he was an advisor and consultant to the investor relations firm, Montridge, LLC. From July 1998 to June 2002, Mr. Anderson was President and CEO of Cognetix, Inc., a privately held biotechnology company in Salt Lake City, Utah. Earlier, Mr. Anderson was the Senior Vice President of Marketing and Commercial Development at Interneuron Pharmaceuticals and, from 1987 to 1995, he held various executive positions in marketing, business development and strategic planning at Bristol-Myers Squibb. He began his career in the pharmaceutical industry with the Upjohn Company of Canada, where he progressed through a series of sales, sales management and marketing management assignments. Mr. Anderson is a graduate of the University of Manitoba. He sits on the boards of two biotechnology companies, Oragenics, Inc., whose shares trade on the American Stock Exchange, where currently he is chairman of the compensation committee and a member of the audit committee, and Omni Genetics, Inc., a privately held company.

Richard E. Gammans, Ph.D.	Chief Development Officer	55

Richard E. Gammans served as our Executive Vice President, Clinical Research from June 2004, when he joined MediciNova, to May 2005, when he was promoted to Chief Development Officer. From June 2000 to June 2004, he was Executive Vice President, Research and Development at Incara Pharmaceuticals, a public biopharmaceutical company where he was the executive officer responsible for research, development and regulatory affairs, a member of the corporate controls committee and the executive financing and business development team. From March 1994 to May 2000 he was Senior Vice President, Clinical Research at Interneuron Pharmaceuticals, where he directed the company’s clinical development programs in stroke and anxiety disorders. Prior to joining Interneuron, Dr. Gammans spent 14 years at Bristol-Myers Squibb, where he began as a Senior Scientist and progressed through a series of increasingly more senior positions in toxicology, research and responsibility as Global

Name	Position	Age	Principal Business Experience
			Project Director for the anti-depressant, Serzone. Dr. Gammans received M.S. and Ph.D. degrees from the University of Georgia School of Pharmacy and holds an M.S. in Management from Purdue University.
Kenneth W. Locke, Ph.D.	Senior Vice President, Portfolio Management	48

Kenneth W. Locke has served as our Senior Vice President, Portfolio Management since June 2004. Dr. Locke has worked for MediciNova since our inception in September 2000 holding the positions of Vice President, Research and Senior Vice President, Development Operations & Drug Discovery. Dr. Locke was formerly Vice President of Research at Tanabe Research Laboratories U.S.A., Inc. where he worked since May 2000. Prior to joining Tanabe Research Laboratories, Dr. Locke served as Executive Director, Pre-clinical Development at Interneuron Pharmaceuticals, Inc. He joined Interneuron in 1989 as Manager, Behavioral Neuroscience, taking on positions of increasing responsibility over the next 11 years. Earlier in his career, Dr. Locke headed Hoechst-Roussel Pharmaceuticals’ laboratories for analgesics and anti-inflammatory research as well as Alzheimer’s disease. Dr. Locke holds an Adjunct Associate Professorship of Pharmacology at Massachusetts College of Pharmacy and Allied Health Sciences. Dr. Locke earned an M.S. and Ph.D. in Pharmacology from Emory University School of Medicine.

Mark Lotz	Vice President, Regulatory Affairs	52	Mark Lotz served as our Vice President, Regulatory Affairs from February 2004 to May 2005. Mr. Lotz’s employment with us was terminated on May 2, 2005.

Joji Suzuki, M.D., Ph.D.	Vice President, Finance	42	Joji Suzuki served as our Senior Director, Finance from May 2004 to September 2004 and is now our Vice President, Finance. Dr. Suzuki was formerly Senior Analyst of HSBC Securities Ltd. where he was responsible for the pharmaceutical sector in the Japanese equity market since September 2001. Prior to joining HSBC Securities, he served as Manager, Portfolio Management at the Corporate Planning Office of Nippon Roche K.K., a subsidiary of F. Hoffmann-La Roche, where he was engaged in various R&D projects and corporate decision-making as a member of the Portfolio Strategy Board since January 1999. Dr. Suzuki began his career as a clinician at Keio University School of Medicine in 1988 where he earned his M.D. and Ph.D. He practiced in the arena of Plastic Surgery and Orthopedic Surgery, and researched Healthcare Economics. He holds a Master of Business Administration from INSEAD.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid to our chief executive officer and to our five other most highly compensated executive officers, which we refer to collectively as the named executive officers, whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to us during the two fiscal years ended December 31, 2004 and 2003. The compensation described in this table does not include medical, group life insurance or other benefits which are generally available to all of our salaried employees.

Summary Compensation Table

Name and Principal Position(s)	Year	Annual Compensation						Long-Term Compensation Awards
		Salary ($)		Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options (#)
Takashi Kiyoizumi, M.D., Ph.D. President and Chief Executive Officer	2004 2003	$ $	324,338 316,663	$ $	147,184 47,500	—		—

Brian Anderson (1)(2) Chief Business Officer	2004		$250,000		$62,500	$16,528	(3)	200,000

Richard E. Gammans, Ph.D. (1)(4) Chief Development Officer	2004		$239,000		$59,750	$16,474	(3)	160,000

Kenneth W. Locke, Ph.D. Senior Vice President, Portfolio Management	2004 2003	$ $	215,222 210,000	$ $	62,966 42,000	—		120,000 —

Mark Lotz (1)(5) Vice President, Regulatory Affairs	2004		$210,000		$52,000	—		120,000

Joji Suzuki, M.D., Ph.D. (1) Vice President, Finance	2004		$200,000		$50,000	—		130,000

(1)	Hired in 2004.
(2)	Brian Anderson was promoted to Chief Business Officer from Executive Vice President, Corporate Development, on May 2, 2005.
(3)	Allowance for housing expenses paid by us.
(4)	Richard Gammans was promoted to Chief Development Officer from Executive Vice President, Clinical Research, on May 2, 2005.
(5)	Mark Lotz’s employment with us was terminated on May 2, 2005.

Stock Options

The following tables summarize option grants and exercises during the year ended December 31, 2004 to or by our named executive officers, and the value of the options held by such persons as of December 31, 2004, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved. We have not granted any stock appreciation rights.

From September 2000 through December 31, 2004, we granted options to purchase up to an aggregate of 1,550,000 shares, net of cancellations, under our 2000 General Stock Incentive Plan. All options were granted at exercise prices at or above the fair market value of our common stock on the date of grant, as determined in good faith by our board of directors. These options generally vest over four years.

Option Grants in Fiscal 2004

Name	Individual Grants(1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%) (2)	Exercise or Base Price ($/Sh)	Expiration Date		5% ($)	10% ($)
Takashi Kiyoizumi, M.D., Ph.D.	—	—	—	—		—	—
Brian Anderson	200,000	17.5	$1.00	4/25/2014		1,064,022	1,812,744
Richard E. Gammans, Ph.D.	160,000	14.0	$1.00	6/13/2014		851,218	1,450,195
Kenneth W. Locke, Ph.D.	120,000	10.5	$1.00	5/31/2014		638,413	1,087,646
Mark Lotz	72,000	6.3	$1.00	5/9/2014	(4)	383,048	652,588
Mark Lotz	48,000	4.2	$1.00	9/27/2014	(4)	255,365	435,059
Joji Suzuki, M.D., Ph.D.	100,000	8.8	$1.00	5/9/2014		532,011	906,372
Joji Suzuki, M.D., Ph.D.	30,000	2.6	$1.00	9/27/2014		159,603	271,912

(1)	The option grants set forth in this table vest as to 25% of the shares underlying the option upon the first anniversary of the option grant, with the remaining 75% of the shares underlying the option vesting monthly for three years thereafter. All such options are early exercisable.
(2)	The percentage of total options granted is based on a total of 1,140,000 options granted to employees in fiscal 2004.
(3)	Potential realizable value is based upon the initial public offering price of our common stock of $3.88. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts per share representing hypothetical gains are those that could be achieved if options are exercised at the end of the option term (assuming continued employment with us). The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC based upon the initial public offering price of $3.88 per share and do not represent our estimate or projection of the future stock price.
(4)	Mark Lotz’s employment with us was terminated on May 2, 2005 and as a result, his options will expire on the 90th day after his termination.

Aggregated Option Exercises in Fiscal 2004 and 2004 Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options at December 31, 2004 (#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Takashi Kiyoizumi, M.D., Ph.D.	—	—	—	—	—	—
Brian Anderson	—	—	200,000	—	576,000	—
Richard E. Gammans, Ph.D.	—	—	160,000	—	460,800	—
Kenneth W. Locke, Ph.D.	—	—	300,000	—	864,000	—
Mark Lotz	—	—	120,000	—	345,600	—
Joji Suzuki, M.D., Ph.D.	—	—	130,000	—	374,400	—

(1)	Calculated on the basis of the fair market value of the underlying securities at December 31, 2004 ($3.88 per share, our initial public offering price) minus the exercise price.

Employment Agreements and Change in Control Arrangements

Employment Agreement with Takashi Kiyoizumi, M.D., Ph.D., Sc.M.

On September 26, 2000, we entered into an employment agreement with Dr. Takashi Kiyoizumi, our President and Chief Executive Officer, which was replaced by a new employment agreement on September 26, 2003. Pursuant to the agreement, Dr. Kiyoizumi is required to devote his entire business time, energy and skill to further our interests. The employment agreement has a term of three years, which may be extended for an additional three years upon written agreement between Dr. Kiyoizumi and us. The employment agreement provides that the terms of such extension are to be discussed six months prior to the expiration of the initial three-year term.

The agreement provides that Dr. Kiyoizumi’s annual base salary shall be $316,663, which amount was increased by our board of directors to $335,284 for 2005. Such base salary is reviewed by our board of directors each year and may be increased or decreased at the board’s discretion. In addition, Dr. Kiyoizumi may receive incentive bonuses at the discretion of our board of directors. If Dr. Kiyoizumi’s employment is terminated by us without cause or Dr. Kiyoizumi terminates the agreement with just cause, including by reason of a change in control of MediciNova, then Dr. Kiyoizumi would be entitled to receive severance pay equal to his base salary plus the average annual bonus for either the remainder of the term of the employment agreement or 12 months, whichever period is longer. In addition, any unvested options would become immediately exercisable.

The agreement contains a non-solicitation clause which provides that Dr. Kiyoizumi may not recruit or solicit our employees for a period of one year after termination of Dr. Kiyoizumi’s employment with us. In addition, the agreement contains a confidential information and assignment of inventions clause whereby Dr. Kiyoizumi may not disclose our confidential and proprietary information and must assign to us all inventions, made prior to or during the term of the agreement, which are connected or pertinent to us.

Employment Agreement with Brian Anderson

On April 26, 2004, we entered into an employment agreement with Brian Anderson, our Executive Vice President, Corporate Development. Pursuant to the agreement, Mr. Anderson is required to devote his entire business time, attention, energies, skills, learning and best efforts to further our interests and may not engage in any outside activities that compete in any way with our business. Mr. Anderson is an “at will” employee, but both he and MediciNova are required to give 90 days written notice to terminate the agreement. However, in lieu of the 90 days notice, we may provide Mr. Anderson with an amount equal to one-fourth of his annual base salary.

The agreement provides that Mr. Anderson’s annual base salary shall be $250,000, which amount was increased by our board of directors to $258,750 for 2005. Such base salary may be adjusted each year by an amount mutually agreed upon by our board of directors and Mr. Anderson. In addition, Mr. Anderson may receive incentive bonuses at the discretion of our board of directors. The agreement also provides that if Mr. Anderson’s employment is terminated, we have the option to engage Mr. Anderson as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of Mr. Anderson’s annual base salary.

The agreement provides that Mr. Anderson may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during his employment with us.

Employment Agreement with Richard E. Gammans, Ph.D.

On June 14, 2004, we entered into an employment agreement with Richard E. Gammans, our Executive Vice President, Clinical Research. Pursuant to the agreement, Dr. Gammans is required to devote his entire business time, attention, energies, skills, learning and best efforts to further our interests and may not engage in any outside activities that compete in any way with our business. Dr. Gammans is an “at will” employee, but both he and MediciNova are required to give three months’ written notice to terminate the agreement. However, in lieu of the three months’ notice, we may provide Dr. Gammans with an amount equal to three-fourths of his annual base salary.

The agreement provides that Dr. Gammans’ annual base salary shall be $239,000, which amount was increased by our board of directors to $247,365 for 2005. Such base salary may be adjusted each year by an amount mutually agreed upon by our board of directors and Dr. Gammans. In addition, Dr. Gammans may receive incentive bonuses at the discretion of our board of directors. The agreement also provides that if Dr. Gammans’ employment is terminated, we have the option to engage Dr. Gammans as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of Dr. Gammans’ annual base salary.

The agreement provides that Dr. Gammans may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during his employment with us.

Employment Agreement with Kenneth W. Locke, Ph.D.

On September 26, 2000, we entered into an employment agreement with Kenneth W. Locke, our Senior Vice President, Portfolio Management. A letter dated July 30, 2003 from us to Dr. Locke sets forth a new title and an increase in salary. On June 1, 2004, Dr. Locke was appointed Senior Vice President, Portfolio Management. Pursuant to the agreement, Dr. Locke is required to devote his entire business time, attention, energies, skills, learning and best efforts to further our interests and may not engage in any outside activities that compete in any way with our business. Dr. Locke is an “at will” employee, but both he and MediciNova are required to give 180 days’ written notice to terminate the agreement. However, in lieu of the 180 days’ notice, we may provide Dr. Locke with an amount equal to one-half of his annual base salary.

The July 30, 2003 letter provides that Dr. Locke’s annual base salary shall be $210,000, which amount was increased by our board of directors to $222,349 for 2005. Such base salary may be adjusted each year by an amount mutually agreed upon by our board of directors and Dr. Locke. In addition, Dr. Locke may receive incentive bonuses at the discretion of our board of directors. The agreement also provides that if Dr. Locke’s employment is terminated, we have the option to engage Dr. Locke as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of Dr. Locke’s annual base salary.

The agreement provides that Dr. Locke may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during his employment with us.

Employment Agreement with Mark Lotz

On February 2, 2004, we entered into an employment agreement with Mark Lotz who, until May 2, 2005, was our Vice President, Regulatory Affairs. Mark Lotz’s employment agreement was extinguished as a result of his May 2, 2005 termination.

Employment Agreement with Joji Suzuki, M.D., Ph.D.

On April 26, 2004, we entered into an employment letter agreement effective as of May 10, 2004 with Joji Suzuki, our Vice President, Finance. Our board of directors approved an amendment to the terms of Dr. Suzuki’s employment on September 15, 2004 to establish his current title and increased salary. Pursuant to the agreement, Dr. Suzuki is required to exercise his specialized expertise, independent judgment and discretion to provide us with high quality services and may not engage in any outside activities that compete in any way with our business. Dr. Suzuki is an “at will” employee, but we are required by Japanese law to give 30 days’ written notice to terminate the agreement. However, in lieu of the 30 days’ notice, we may provide Dr. Suzuki with an amount equal to 30 days’ pay. Dr. Suzuki is required to give us eight weeks’ notice of any intention to terminate his employment with us. If we terminate Dr. Suzuki’s employment without cause, we will provide him with six months’ severance pay, which will be cancelled upon Dr. Suzuki’s finding new employment.

The agreement provides that Dr. Suzuki’s annual base salary shall be $180,000, which amount was increased by our board of directors to $200,000 as of September 15, 2004. Such base salary will be reviewed by our board of directors each year and may be changed from time to time upon reasonable notice. In addition, Dr. Suzuki may receive incentive bonuses at the discretion of our board of directors. The agreement also provides that Dr. Suzuki will receive a benefits adjustment of $15,000, to be divided and paid monthly. In addition, as required by Japanese law, we will pay for 50% of the premium cost for Japanese workers’ compensation, unemployment and pension and welfare benefits for Dr. Suzuki.

The agreement provides that Dr. Suzuki may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during his employment with us.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD ON EXECUTIVE COMPENSATION

The Compensation Committee consists of three independent directors. The Compensation Committee is responsible for developing and monitoring compensation arrangements for the executive officers of the Company, administering the Company’s stock option plans and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board of Directors (the “Board”). The performance criteria for the Chief Executive Officer (the “CEO”) and other executive officers for fiscal 2004 was established by the Board.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of the Company’s stockholders and management by integrating compensation with the Company’s annual and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the specialty pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, bonus and stock options, which are discussed separately below.

The Company generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The Company does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2004 as calculated for purposes of Section 162(m) will exceed the $1.0 million limit.

Executive Officer Base Salary

The Compensation Committee reviews salaries recommended by the CEO for executive officers other than the CEO, and based upon such review approves salaries and raises for such executive officers and makes a recommendation to the entire Board for approval of these salaries. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within the Company’s industry.

Executive Officer Bonuses

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting corporate and financial objectives. Bonuses paid for fiscal 2004 were determined on a case-by-case basis. For officers other than the CEO, the Compensation Committee evaluated each executive officer with the CEO to determine the bonus for the fiscal year, which was based on individual and corporate performance criteria, taking into account economic and industry conditions. The Compensation Committee approved the executive officer bonuses and then recommended them to the Board, where they were approved by the entire Board.

Stock Option Grants

The Compensation Committee administers the Company’s 2004 Stock Incentive Plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase the Company’s Common

Stock with an exercise price equal to the fair market value of a share of the Common Stock on the date of grant. Prior to and during part of 2004, the Company made stock option grants pursuant to its 2000 General Stock Incentive Plan. The Compensation Committee believes that providing executive officers who have responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock aligns the interests of the Company’s executive officers with those of its stockholders and promotes retention of key personnel, which is also in the best interest of the stockholders. Accordingly, the Compensation Committee, when reviewing executive officer compensation, also considers stock option grants as appropriate. At its discretion, the Compensation Committee may also grant options based on individual and corporate achievements from time to time. Grants made to the CEO and other executive officers of the Company are approved by the Compensation Committee and then recommended for approval by the Compensation Committee to the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities within the Company, the executive officer’s base salary and comparisons with comparable awards to individuals in similar positions in the industry.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation (including bonus and option grants) of the CEO using the same criteria as for the other executive officers. Takashi Kiyoizumi, M.D., Ph.D., has served as the Company’s CEO and President since the Company’s inception in September 2000. In December 2004, the Compensation Committee approved and recommended to the Board for approval (which approval was granted by the Board), a bonus of $147,184 for Dr. Kiyoizumi’s service in fiscal 2004.

Compensation Committee

John K.A. Prendergast (Chairman)

Daniel Vapnek

Hideki Nagao

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”) on September 28, 2004. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are John K.A. Prendergast (Chairman), Daniel Vapnek and Hideki Nagao, each of whom meets the independence standards established by The Nasdaq Stock Market.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the 2004 Annual Report on Form 10-K with the Company’s management and its independent registered public accounting firm. The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by such firm, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees) and discussed with such firm its independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee

John K.A. Prendergast (Chairman)

Daniel Vapnek

Hideki Nagao

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, executive officers and beneficial holders of more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied.

PERFORMANCE GRAPH

Prior to February 8, 2005, the Company’s common stock was not publicly traded. Accordingly, there is no applicable data available for periods prior to such date.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Any stockholder of the Company may propose business to be brought before the Company’s 2006 Annual Meeting of stockholders. A stockholder proposal not included in the Company’s proxy statement for the 2006 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice in writing of the stockholder’s intent to propose such business and otherwise complies with the provisions of the Company’s bylaws. To be timely, the bylaws provide that the Company must have received the stockholder’s notice by that date in 2006 which is not earlier than 90 days nor more than 120 days in advance of the date this Proxy Statement was released to stockholders in connection with the Annual Meeting. However, if the date of the 2006 annual meeting of stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, the Company’s Secretary must receive the stockholder’s notice not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 7th day following the day on which public announcement of the date of such meeting is first made.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by proxy solicitors, directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to directors, officers or employees of the Company for such solicitation. We have hired Sumitomo Trust & Banking Co. and American Stock Transfer & Trust Company to act as our proxy agents for the Annual Meeting. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company’s Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to the Company at 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, or contact the Company via telephone number (858) 373-1500. The Company will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the proxy statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By order of the Board

Takashi Kiyoizumi, M.D., Ph.D.

June 7, 2005	President, CEO and Board Member

The Company’s 2004 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. The request must include a representation by the stockholder that as of May 20, 2005, the stockholder was entitled to vote at the Annual Meeting.

Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

MEDICINOVA, INC.

MEDICINOVA, INC.

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of MediciNova, Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s (i) financial statements and auditing, accounting and related reporting processes and (ii) systems of internal controls regarding finance, accounting, financial reporting and business practices and conduct established by management and the Board.

Membership and Procedures

Membership and Appointment. The Committee shall consist of at least three members of the Board, with the exact number being determined by the Board. The members of the Committee shall be appointed and replaced from time to time by the Board.

Independence and Qualifications. Each member of the Committee shall meet the independence and experience requirements of the applicable provisions of federal law and the rules and regulations promulgated thereunder and the applicable rules of The Nasdaq Stock Market. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibility.

Resources. The Committee shall have the authority to retain, at the Company’s expense, special legal, accounting or other consultants to advise the Committee and to authorize or conduct investigations into any matters within the scope of its responsibilities. The Committee shall have sole authority to approve related fees and retention terms. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee, and shall have full access to all books, records, facilities and personnel of the Company in connection with the discharge of its responsibilities.

Meetings. The Committee shall meet regularly and, in any event, as necessary to satisfy its duties and responsibilities. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically. The Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities.

Evaluation. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

Duties and Responsibilities

The following shall be the common recurring activities and responsibilities of the Committee in carrying out its oversight functions. These activities and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard:

Documents/Reports Review

•	Review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports filed with the Securities and Exchange Commission and, with respect to the annual financial statements, the appropriateness and quality of accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

•	Review and discuss with management and the independent auditors the Company’s earnings press releases before they are issued, and discuss generally with management the nature of any additional financial information or earnings guidance to be provided publicly and/or to ratings agencies.

•	Review and discuss with management and the independent auditors the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, relating to the conduct of the audit, other significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and any other matters communicated to the Committee by the independent auditors.

•	Review with management and such outside professionals as the Committee considers appropriate important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements.

•	Based on its review and discussions with management and the independent auditors, recommend to the Board whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Accounting and Financial Controls Framework

•	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

•	Review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s internal controls (including any significant deficiencies, material weaknesses and significant changes in internal controls reported to the Committee by management and any fraud involving management or other employees who have a significant role in the Company’s internal controls) and the effectiveness of the Company’s disclosure controls and procedures.

•	Review with the independent auditors any management letter provided by the independent auditors and the Company’s responses to that letter.

•	Review and discuss with management and the independent auditors (i) any material financial or non-financial arrangements that do not appear on the Company’s financial statements, (ii) any transactions or courses of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and that are relevant to an understanding of the Company’s financial statements, and (iii) material financial risks that are designated as such by management or the independent auditors.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by the Company’s employees of concerns regarding accounting or auditing matters.

Independent Auditors

•	Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between the Company’s management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, with the independent auditors reporting directly to the Committee.

•	Engage and determine funding for such independent professional advisors and counsel as the Committee determines are appropriate and necessary to carry out its duties. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (i) compensation to the independent auditors for services approved by the Committee, including without limitation, preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any independent professional advisors or counsel retained by the Committee and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

•	Have the sole authority to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent auditors and all permitted non-audit services (including the fees and other terms of engagement), and, if desired, establish policies and procedures for review and pre-approval by the Committee of such services.

•	Obtain, review and discuss with the independent auditors at least annually a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures, and (ii) any material issues raised by the most recent internal quality control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and the steps taken to deal with those issues.

•	Review the report by the independent auditors, which is required by Section 10A of the Securities Exchange Act of 1934, concerning: (i) all critical accounting policies and practices to be used, (ii) alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (iii) any other material written communications between the independent auditors and the Company’s management.

•	Review and discuss with the independent auditors, on an annual basis, all relationships the independent auditors have with the Company in order to evaluate the independent auditors’ continued independence, and receive from the independent auditors on an annual basis a written statement (consistent with Independence Standards Board Standard No. 1) regarding the auditors’ independence.

•	Meet with the independent auditors prior to the audit for each fiscal year to review the planning, staffing and scope of the audit.

•	Establish guidelines for the hiring of employees and former employees of the independent auditors.

Clarification of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, the Committee’s role is one of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Appendix B

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF

MEDICINOVA, INC.

MEDICINOVA, INC.

COMPENSATION COMMITTEE CHARTER

Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MediciNova, Inc. (the “Company”) is to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations to the Board with respect to major compensation plans, policies and programs of the Company.

Membership and Procedures

Membership and Appointment. The Committee shall consist of not fewer than two members of the Board, with the exact number being determined by the Board. Members of the Committee shall be appointed from time to time by the Board.

Independence. Each member shall meet the independence and outside director requirements of applicable tax and securities laws and regulations and the applicable rules of The Nasdaq Stock Market.

Authority to Retain Advisors. In the course of its duties, the Committee shall have the sole authority, at the Company’s expense, to retain and terminate compensation consultants and other advisor as the Committee may deem appropriate, including the sole authority to approve any such advisor’s fees and other retention terms.

Meetings. The Committee shall meet regularly and, in any event, as necessary to satisfy its duties and responsibilities.

Evaluation. The Committee shall periodically review and reassess the adequacy of this Charter and make any changes it deems necessary or appropriate.

Duties and Responsibilities

The following shall be the common recurring duties of the Committee in carrying out its oversight functions. The duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard.

The Committee shall:

1. Review and approve corporate goals and objectives relevant to the compensation of the Company’s executive officers.

2. Establish and approve the compensation levels for the Chief Executive Officer (the “CEO”) and other executive officers of the Company (the “Officers”), including, as applicable, (i) base salary, (ii) bonus, (iii) long-term incentive and equity compensation, and (iv) any other compensation, perquisites, and special or supplemental benefits.

3. In consultation with the CEO, review and make recommendations to the Board regarding guidelines for the review of the performance and the establishment of compensation policies for all other employees of the Company and for the delegation to the Officers the determination of compensation for all employees of the Company who are not Officers.

4. Establish and modify the terms and conditions of employment of the CEO and the Officers, by contract or otherwise.

5. Determine the provisions of any contracts for the CEO and the Officers that will govern the situation in which severance payments will be due upon change in control situations.

6. Make recommendations to the entire Board regarding the fees and other compensation to be paid to members of the Board for their service as directors and as members of committees of the Board.

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7. Administer the stock and other equity-based compensation plans of the Company (other than with respect to stock option grants to members of the Board, which shall be considered by the entire Board) in accordance with the terms of such plans.

8. Oversee the administration of the Company’s other employee benefit plans.

9. Maintain sole discretionary authority to interpret provisions of the Company’s executive compensation plans.

10. Establish all rules necessary or appropriate for implementing and conducting the Company’s executive compensation plans.

11. Determine, as applicable in connection with the Company’s stock plans, such matters as eligibility for participation; persons to receive awards; the amount, form and other terms and conditions of awards; the form of agreements pertaining to such awards; the manner and form of deferral elections; or, when appropriate, the authorization of the Company’s purchase of its stock for allocation to the accounts of persons to whom awards have been made under such plans. The Committee may delegate to the CEO the authority to carry out all of the powers of the Committee to grant options and issue awards under the Company’s stock plans to employees or consultants of the Company or any subsidiary thereof who are not members of the Board, the CEO or the Officers; provided, that no such grant or award shall exceed the maximum number of shares that may be awarded to individuals and/or in the aggregate in any fiscal quarter or year as the Committee shall direct from time to time, and all grants or awards shall be at an exercise or grant price per share at least equal to fair market value on the date of such grant or award.

12. Review the Company’s incentive compensation and other equity-based plans and practices and recommend changes in such plans and practices to the Board.

13. Approve equity compensation plans and the grant of equity awards not subject to stockholder approval under applicable listing standards.

14. Prepare the Compensation Committee report on executive compensation as required by rules of the U.S. Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

15. Perform such other activities and functions related to executive compensation as may be assigned from time to time by the Board.

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Appendix C

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF

MEDICINOVA, INC.

MEDICINOVA, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of MediciNova, Inc. (the “Company”) is to identify qualified individuals to serve as Board members and assist the Board in determining the composition of the Board and its committees. In addition, the Committee is to oversee matters of corporate governance, including the evaluation of the Board’s performance and processes and the assignment and rotation of members of the committees established by the Board.

Membership and Procedures

Membership and Appointment. The Committee shall consist of not fewer than three members of the Board, with the exact number being determined by the Board. The members of the Committee shall be appointed and replaced from time to time by the Board.

Independence and Qualifications. Each member shall meet the independence requirements of applicable provisions of federal law and the rules and regulations promulgated thereunder and the applicable rules of The Nasdaq Stock Market.

Authority to Retain Advisers. In the course of its duties, the Committee shall have sole authority, at the Company’s expense, to retain and terminate search firms, as the Committee deems advisable, to identify director candidates, and legal or other consultants to advise the Committee within the scope of its duties and responsibilities, including the sole authority to approve related fees and other retention terms.

Meetings. The Committee shall meet regularly and, in any event, as necessary to satisfy its duties and responsibilities.

Evaluation. The Committee shall also periodically review and reassess the adequacy of this Charter and make any changes it deems necessary or appropriate.

Duties and Responsibilities

The following shall be the common recurring duties and responsibilities of the Committee. These duties and responsibilities are set forth below as a guide with the understanding that the Committee may alter or supplement them as appropriate.

1. Evaluate and make recommendations regarding the composition and size of the Board.

2. Determine the composition of committees of the Board, with consideration of the desires of individual Board members.

3. Monitor compliance with Board and Board committee membership criteria.

4. Recommend nominees to the full Board to fill vacancies on the Board.

5. Investigate suggestions for candidates for membership on the Board and recommend prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board, including stockholder nominations for the Board.

6. Formulate and recommend to the Board a code of business conduct and a code of ethics for directors, officers and employees of the Company. The Committee shall from time to time or as necessary recommend to the Board any revisions to the code of ethics and code of business conduct that the Committee deems appropriate or to ensure compliance with applicable securities laws and regulations and stock market rules.

7. The Committee shall review on an annual basis the functioning and effectiveness of the Board, its committees and its individual members and, to the extent the Committee deems appropriate, recommend changes to increase the effectiveness of the Board and its committees.

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P R O X Y

MEDICINOVA, INC.

Annual Meeting of Stockholders, Tuesday, July 19, 2005

This Proxy is Solicited on Behalf of the Board of Directors of

MEDICINOVA, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Tuesday, July 19, 2005 and the Proxy Statement and appoints Takashi Kiyoizumi the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of MEDICINOVA, INC. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2005 Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, California 92122 on Tuesday, July 19, 2005, at 10:00 a.m. Pacific Standard Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is provided, this Proxy will be voted as recommended by the Board of Directors. The Proxy is also authorized to vote upon all other matters as may properly come before the Annual Meeting, or any adjournment thereof, utilizing his own discretion as set forth in the Notice of Annual Meeting and Proxy Statement. Your shares cannot be voted unless you sign, date and return this Proxy so that it is received by 5:00 p.m., Pacific Standard Time, on July 11, 2005.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

The Board of Directors recommends a vote IN FAVOR OF the director nominees listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed below and IN FAVOR OF proposal Two.

1.	To elect two directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal.

Nominees:	01 Takashi Kiyoizumi 02 Hideki Nagao	☐	FOR the nominees	☐	WITHHOLD AUTHORITY to vote for the nominees	☐	EXCEPTIONS

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space above.

2. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.	☐	FOR	☐	AGAINST	☐	ABSTAIN

3. In accordance with the discretion of the proxy holders, the proxy holders are authorized to vote upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Please sign your name.

(Authorized Signature(s))

(Please Print Name of Stockholder(s))

Date:

Please Detach Here

You Must Detach This Portion of the Proxy Card

Ú    Before Returning it in the Enclosed Envelope    Ú